As filed with the Securities and Exchange Commission on July 16, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            GREAT LAKES MERGER TRUST
                        (to be renamed Great Lakes REIT)
             (Exact Name of Registrant as Specified in Its Charter)

        Maryland                                     36-4238056
(State of Incorporation or Organization) (I.R.S. Employer Identification no.)

                          823 Commerce Drive, Suite 300
                               Oak Brook, Illinois
                    (Address of Principal Executive Offices)
                                     60523
                                   (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  |X|                                  box.  o


 Securities Act registration statement file number to which this form relates:
                                    333-56167

                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
Common Shares of Beneficial Interest,
$.01 par value per share                                 New York Stock Exchange
-----------------------------------------------          -----------------------


Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
                                (Title of Class)

                                (Title of Class)




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Item 1. Description of Registrant's Securities To Be Registered.

         The description of the Common Shares of Beneficial Interest, $.01 par value per share (the "Trust Shares"), in Great Lakes Merger Trust (the "Trust") to be registered hereunder set forth under the caption "Description of Shares of Beneficial Interest in the Trust" in the Trust's Registration Statement on Form S-4, as amended (Registration No. 333-56167) (the "Registration Statement"), is incorporated herein by reference. The Trust Shares are being issued in connection with the merger of Great Lakes REIT, Inc., a Maryland corporation (the "Company"), with and into the Trust.


Item 2.                    Exhibits

Exhibit
Number                     Description of Exhibits

2.1 Agreement and Plan of Merger, dated as of June 5, 1998, between the Company and the Trust (incorporated by reference to Appendix A to the Registration Statement).

3.1    Declaration of Trust of the Trust (incorporated by reference to Exhibit
       3.1 to the Registration Statement).

3.2 Form of Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Appendix B to the Registration Statement).

3.3 Bylaws of the Trust (incorporated by reference to Appendix C to the Registration Statement).

4.1 Registration Rights Agreement, dated as of August 20, 1996, by and among the Company, Fortis Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated August 28, 1996).

4.2    Form of Specimen Trust Share Certificate.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on July 16, 1998.

                                             GREAT LAKES MERGER TRUST
                                             (to be renamed Great Lakes REIT)



                                             By:       /s/ Richard L. Rasley
                                                      Richard L. Rasley
                                                      Executive Vice President,
                                                      Secretary and Co-General
                                                      Counsel


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                                  EXHIBIT INDEX

         Exhibit
         Number                             Description of Exhibits

         2.1 Agreement and Plan of Merger, dated as of June 5, 1998, between the Company and the Trust (incorporated by reference to Appendix
                    A to the Registration Statement).

         3.1 Declaration of Trust of the Trust (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         3.2 Form of Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Appendix B to the Registration Statement).

         3.3 Bylaws of the Trust (incorporated by reference to Appendix C to the Registration Statement).

         4.1 Registration Rights Agreement, dated as of August 20, 1996, by and among the Company, Fortis Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc.--U.S. Real Estate Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated August 28, 1996).

         4.2        Form of Specimen Trust Share Certificate.




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